UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  February 24, 2010

VIRNETX HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33852	77-0390628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5615 Scotts Valley Drive, Suite 110 Scotts Valley, CA	95066
(Address of principal executive offices)	(Zip Code)

(831) 438-8200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2009 Annual Bonus

On February 24, 2010, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of VirnetX Holding Corporation (the “Company”), reviewed the Company’s performance in 2009 and the contribution that Company employees made to such performance.  Following such review, the Compensation Committee determined to pay each Company employee 100% of the 2009 target bonus established for such employee at the beginning of 2009 in light of the Company's overall strong performance for the year, the Company's two successful equity offerings in 2009, the Company's positive change in outside litigation counsel during the year, the strong efforts in pursuing the Microsoft litigation during 2009 and the employees' contributions in achieving this performance.  In making this determination, the Compensation Committee also noted that there were no salary increases or cash bonuses paid in the prior year due to the overall cash position of the Company at that time.  As a result of this determination, Kendall Larsen, the Company's Chief Executive Officer, President and Director, received a 2009 bonus equal to $96,250 and William E. Sliney, the Company's Chief Financial Officer, received a 2009 bonus equal to $6,563.

2010 Base Salary

On February 24, 2010, the Compensation Committee reviewed the level of base compensation paid to the named executive officers of certain peer companies and, following such review and, taking into account the fact that the Company made no salary increases in 2009, determined to increase the base salary of Mr. Larsen and Mr. Sliney as follows:

Name	Title	2010 Base Salary	% Increase Over 2009 Base Salary
Kendall Larsen	Chief Executive Officer, President and Director	$302,500	10%
William E. Sliney	Chief Financial Officer	$48,127	10%

2010 Stock Option Grants

On February 24, 2010, the Compensation Committee reviewed the equity awards granted to the named executive officers of certain peer companies and the current equity position of Mr. Larsen and Mr. Sliney and, following such review, approved the following stock option grants for Mr. Larsen and Mr. Sliney, which stock options shall vest on March 24, 2010 and on the 24th day of each month thereafter so long as the recipient's service with the Company continues; provided that, if there is a change of control of the Company, all such shares shall immediately vest and become exercisable:

Name	Title	Number of Options (a)	Option Price per Share (b)
Kendall Larsen	Chief Executive Officer, President and Director	24,791 10,209	$5.48 $6.028
William E. Sliney	Chief Financial Officer	8,750	$6.028

(a) All stock options are incentive stock options to the extent that they qualify as such under the Internal Revenue Code.
(b) The per share exercise price of all stock options is equal to 100% of the closing price per share on February 24, 2010 ($5.48), except to the extent that the stock option are incentive stock options held by Mr. Larsen (a 10% stockholder), in which case, the per share exercise price of such stock options is equal to 110% of the closing price per share on February 24, 2010 ($6.028).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2010
VIRNETX HOLDING CORPORATION

By: /s/ Kendall Larsen
Name: Kendall Larsen
Title: Chief Executive Officer

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